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                                                                    EXHIBIT 4.11



                          REGISTRATION RIGHTS AGREEMENT


                          Dated as of November 19, 1997

                                 by and between

                          FPA MEDICAL MANAGEMENT, INC.

                                 as the Company,

                                       and

                      AVANTI CORPORATE HEALTH SYSTEMS, INC.

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      Effectiveness Period: As defined in Section 2(a) hereof.

      Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

      Filing Date: The later of six business days or 10 calendar days following the Closing Date.

      Holder: Avanti Corporate Health Systems, Inc., its permitted assigns hereunder, and any successor corporation thereto.

      Indemnified Person: As defined in Section 5(a) hereof.

      Person: Any individual, partnership, joint venture, corporation, trust or unincorporated organization.

      Prospectus: The prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities
Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the resale of any portion of the Restricted Securities covered by such Shelf Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

      Restricted Securities: The shares of Common Stock received by the Holder pursuant to the terms of the Purchase Agreement and any stock dividends with respect to such shares until, in the case of any such share of Common Stock, (i) the date on which they have been registered effectively pursuant to the Securities Act and disposed of in accordance with the Shelf Registration Statement relating to them, or (ii) the date on which the shares of Common Stock are distributed to the public pursuant to Rule 144 (or any similar provisions then in effect) or are salable pursuant to Rule 144(k) promulgated by the Commission pursuant to the Securities Act.

      Rule 144: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

      Rule 158: Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

      Rule 174: Rule 174 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.


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      Rule 415: Rule 415 promulgated by the Commission pursuant to the
Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

      Rule 424: Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

      Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

      Shelf Registration Statement: The registration statement of the Company that covers the offering on a continuous basis and resale of any of the Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

2.    Shelf Registration

      (a) The Company agrees to file promptly with the Commission after the Closing Date, but in no event later than the Filing Date, a Shelf Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Restricted Securities. The Company represents and warrants that it is eligible to file registration statements on Form S-3. The Shelf Registration Statement shall initially be on Form S-3 under the Securities Act or another appropriate form permitting registration of such Restricted Securities for offering on a continuous basis and resale by the Holder in the manner or manners designated by it in accordance with applicable regulations. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective pursuant to the Securities Act as promptly as is practicable following the filing thereof, and, as described in
Section 3, to keep the Shelf Registration Statement continuously effective under the Securities Act thereafter for the period ending two (2) years after the Closing Date (except during periods following the filing of a post effective amendment thereto and prior to the declaration of the effectiveness of such post effective amendment; provided, the Company shall use its reasonable efforts to cause any such post effective amendment to be declared effective as soon as practicable) (subject to extension pursuant to clause (b), or such shorter period as may be specified by the Commission for the resale of restricted securities by non-affiliates of an issuer pursuant to Rule 144 or ending when there cease to be outstanding any Restricted Securities (the "Effectiveness Period")).

      (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective (except during periods following the filing of a post effective amendment thereto and prior to the declaration of the effectiveness of such post effective amendment; provided, the Company shall use its reasonable best efforts to cause any such post effective amendment to be declared effective as soon as practicable) by supplementing and amending the Shelf Registration Statement as required by the rules, regulations or instructions


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applicable to the registration form used for such Shelf Registration Statement if required by the Securities Act or reasonably requested by the Holder.

3.    Registration Procedures

      In connection with the Company's registration obligations hereunder, the Company shall effect such registration on the appropriate form available for the sale of the Restricted Securities to permit the sale of the Restricted Securities in accordance with the method or methods of disposition thereof specified by the Holder, and pursuant thereto the Company shall as expeditiously as reasonably possible:

      (a) No fewer than five Business Days prior to the initial filing of the Shelf Registration Statement or Prospectus and, if practical, no fewer than two Business Days prior to the filing of any amendment or supplement thereto (other than any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Holder, copies of all such documents proposed to be filed, which documents, if practical (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Holder. The Company shall not file such Shelf Registration Statement or related Prospectus or any amendments or supplements thereto to which the Holder covered thereby shall reasonably object on a timely basis;

      (b) Promptly prepare and file with the Commission such amendments, including post-effective amendments, to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for the Effectiveness Period; promptly cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and promptly comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Shelf Registration Statement during such period in accordance with the intended methods of disposition by the selling Holder thereof contemplated hereby and set forth in such Shelf Registration Statement as so amended or in such Prospectus as so supplemented.

      (c) Notify the Holder promptly (and in the case of an event specified by clause (i)(A) of this paragraph, if practical, in no event fewer than four Business Days prior to such filing), and (if requested by the Holder), confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus Supplement or post-effective amendment is proposed to be filed, and (B) with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or related Prospectus or for additional information,
(iii) of the issuance by the Commission, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of the Shelf Registration Statement or the Initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Restricted Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose, and (v) of the happening of any event that makes any statement


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made in such Shelf Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Shelf Registration Statement, Prospectus or documents so that, in the case of the Shelf Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

      (d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of the Shelf Registration Statement or the lifting of any suspension of or enjoining the exemption from qualification of any of the Restricted Securities for sale in any jurisdiction, at the earliest reasonable practicable moment;

      (e) If requested by the Holder, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Holder indicates relates to it or otherwise reasonably requests be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 3(e) that would, in the opinion of counsel for the Company, violate applicable law;

      (f) Furnish to the Holder without charge, at least one conformed copy of the Shelf Registration Statement and each amendment thereto, including financial statements (but excluding schedules and all documents incorporated or deemed to be incorporated therein by reference);

      (g) Promptly deliver to the Holder as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder reasonably requests; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Holder in connection with the offering and sale of the Restricted Securities covered by such Prospectus and any amendment or supplement thereto;

      (h) Prior to any public offering of the Restricted Securities, use its reasonable best efforts to register or qualify or cooperate with the Holder in connection with the registration or qualification (or exemption from such registration or qualification) of such Restricted Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions within the United States as the Holder reasonably requests in writing and to cause the offering of the Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, as may be necessary to enable the selling Holder to consummate the disposition of such Restricted Securities continuously during the Effective Period; keep each such registration or qualification (or exemption therefrom) or approval effective during the Effective Period and do any and all other acts necessary or advisable


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to enable the disposition in such jurisdictions of the Restricted Securities covered by the Shelf Registration Statement continuously during the Effective Period; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject;

      (i) In connection with any sale or transfer of the Restricted Securities that will result in such securities no longer being the Restricted Securities, cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company and to enable such Restricted Securities to be in such denominations and registered in such names as the Holder may request at least two Business Days prior to any sale of the Restricted Securities;

      (j) Upon the occurrence of any event contemplated by Section 3(c)(v) hereof, as promptly as practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to the Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and give prompt notice to the Holder upon the compliance by the Company with such requirements;

      (k) Comply with applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter after the effective date of the Shelf Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158;

      (l) List all Common Stock covered by such Shelf Registration Statement on the exchange or system, if any, on which the Common Stock of the Company is then listed simultaneously with the effectiveness of the Registration Statement;

      (m) If necessary in connection with a disposition of Registrable Securities, make available for inspection, at the offices where normally kept during reasonable business hours, by a representative of the Holder and any attorney or accountant retained by the Holder, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, attorney or accountant in connection with such disposition, provided, that all records, information or documents made available for inspection by the Company shall be deemed to be confidential


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and at the time of delivery of such records, information or documents shall be kept confidential by such Persons, and such Persons shall so agree in writing, unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities or (iii) disclosure of such records, information or documents is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act); and

      (n) Take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities.

      The Company may require the Holder to: (i) furnish to the Company such information regarding the distribution of such Restricted Securities as is required by law to be disclosed in the Shelf Registration Statement and (ii) provide to the Company a signed writing accepting and acknowledging its rights and obligations hereunder. The Company may exclude from such registration the Restricted Securities if the Holder unreasonably fails to furnish such information or signed writing at least 5 Business Days prior to the effective date of such Shelf Registration Statement.

      The Holder agrees by acquisition of the Restricted Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), or 3(c)(v) hereof, the Holder will forthwith discontinue disposition of such Restricted Securities covered by such Shelf Registration Statement or Prospectus until the Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 3(i) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

      The registration rights of the Holder pursuant to this Agreement and the ability to offer and sell Restricted Securities pursuant to the Shelf Registration Statement are subject to the conditions and limitations contained in this paragraph, and the Holder will be deemed to have agreed with the Company that if the Board of Directors of the Company determines in its good faith judgment, as evidenced by a resolution of the Board of Directors, that the use of any Prospectus would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, to the extent practicable, upon at least four Business Days prior written notice to the Holder of such determination by the Company, the rights of the Holder to offer, sell or distribute any Restricted Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Restricted Securities pursuant to the Shelf Registration Statement shall be suspended until the date upon which the Company notifies the Holder in writing that suspension of such rights for the grounds set forth in this paragraph is no longer necessary subject to the limits set forth herein, and the Company agrees to give such notice as promptly as practicable following the date that such


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suspension of rights is no longer necessary. The Company also agrees, promptly upon the giving of any notice contemplated by this paragraph, to give a similar notice to all security holders of the Company who have registration rights and itself not to offer, sell or buy its securities during any period when the rights of the Holder are suspended pursuant to this paragraph.

4.    Registration Expenses

      All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not the Shelf Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to the Shelf Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (a) all registration and filing fees (including, without limitation, fees and expenses in compliance with securities or "Blue Sky" laws (b) printing expenses (including, without limitation, expenses of printing Prospectuses), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company; (e) Securities Act liability insurance, if the Company desires such insurance, and (f) fees and expenses of all other Persons retained by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange. Notwithstanding the foregoing or anything in this Agreement to the contrary, the Holder shall pay all underwriting discounts and commissions of any underwriters or broker-dealers with respect to any Restricted Securities sold by it.

5.    Indemnification

      (a) The Company agrees to indemnify and hold harmless the Holder and its directors, officers, employees, shareholders, Affiliates, representatives and agents (an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and judgments (including reasonable attorneys' fees) caused by or resulting from (i) any breach by the Company of this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, (iii) any omission or alleged omission to state in such Shelf Registration, Prospectus or form of Prospectus a material fact required to be stated therein or necessary in order to make the statements in such Shelf Registration, Prospectus or form of Prospectus (in the case of any Prospectus or form of Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission in information furnished in writing by such Indemnified Person describing the method of disposition by such Indemnified Person of the Restricted Securities or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of any Indemnified Person from whom the Person asserting such losses, claims, damages, liabilities and judgments purchased


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securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary Prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus shall not have been furnished to such Person in a timely manner so long as such failure is not as a result of an action or inaction on the part of the Indemnifying Person.

      (b) In case any action shall be brought against any Indemnified Person, based upon the Shelf Registration Statement or any such Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing (provided that such notice shall not be a condition of such indemnity obligation) and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel for the Indemnified Parties or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Company and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person), provided, however, that the Company shall not, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons; in the circumstances described in clauses (i), (ii) or (iii) of this sentence, the fees and expenses of such separate counsel shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. The Company shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

      (c) The Holder agrees to indemnify and hold harmless the Company, its directors, officers and any Person controlling the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Indemnified Person in connection with the Shelf Registration Statement or Prospectus (but only with reference to information relating to the method of disposition of the Restricted Securities by the Holder furnished in writing by the Holder expressly for use in the Shelf Registration Statement or Prospectus) or a breach by the Holder of this Agreement. In case any action shall be brought against the Company, any of its directors, any such officer or any Person controlling the Company based on a breach by the Holder of this Agreement or such Shelf


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Registration Statement or Prospectus and in respect of which indemnity may be sought against the Holder, the Company shall promptly notify the Holder in writing (provided that such notice shall not be a condition of such indemnity obligation) and the Holder shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Company and payment of all fees and expenses. The Company shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company unless (i) the employment of such counsel shall have been specifically authorized in writing by the Holder, (ii) the Holder shall have failed to assume the defense and employ counsel for the Company or (iii) the named parties to any such action (including any impleaded parties) include both the Holder and the Company and the Company shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Holder (in which case the Holder shall not have the right to assume the defense of such action on behalf of the Company), provided, however, that the Holder shall not, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, which firm shall be designated in writing by the Company; in the circumstances described in clauses (i), (ii) or (iii) of this sentence, the fees and expenses of such separate counsel shall be reimbursed as they are incurred. The Holder shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Holder, the Holder agrees to indemnify and hold harmless the Company from and against any loss or liability by reason of such settlement. The Holder shall not, without the prior written consent of the Company, effect any settlement of any pending or threatened proceeding in respect of which the Company is or could have been a party and indemnity could have been sought hereunder by the Company, unless such settlement includes an unconditional release of the Company from all liability on claims that are the subject matter of such proceeding.

      (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claim, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of the Company and each such Indemnified Person in connection with the statements, omissions or violations which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and each such Indemnified Person shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information regarding the Company or to information with respect to the method of disposition of the Restricted Securities furnished in writing by such Indemnified Person expressly for use in the Shelf Registration Statement or the Prospectus.

      The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Indemnified Persons were treated as one entity for such purpose) or by any other method of allocation which


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
does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5, no Indemnified Person other than the Company shall be required to contribute any amount in excess of the amount by which the total net proceeds received by it in connection with the sale of the Restricted Securities pursuant to this Agreement exceeds the amount of any damages which such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.    Rule 144

      The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of the Holder, make available other information as required by, and so long as necessary to keep Rule 144 continuously available for the resale of the Restricted Securities until the Holder no longer holds any Restricted Securities.

7.    Miscellaneous

      (a) Remedies. In the event of a breach by the Company, or by the Holder of any of its obligations under this Agreement, the Holder or the Company, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

      (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Holder.

      (c) Notices. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first class mail, return receipt requested, telex or telecopy:

      If the Company:


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                          FPA Medical Management, Inc.
                          3636 Nobel Drive, Suite 200
                          San Diego, California  92122
                          Tel:  (619) 453-1000
                          Fax:  (619) 453-1941
                          Attn:  Chief Financial Officer

      with copies to:

                          James A. Lebovitz, Esq.
                          Senior Vice President,
                          General Counsel and Secretary
                          FPA Medical Management, Inc.
                          3636 Nobel Drive, Suite 200
                          San Diego, California  92122

      and

                          Pillsbury Madison & Sutro LLP
                          101 West Broadway, Suite 1800
                          San Diego, California  92101
                          Tel:  (619) 234-5000
                          Fax:  (619) 236-1995
                          Attention: David R. Snyder, Esq.

      If to Holder:

                          Avanti Corporate Health Systems, Inc.
                          One Liberty Plaza, Suite 10-6
                          New York, New York  10006
                          Fax: (212) 437-4399
                          Attn: David W. Singley, Jr.

      with a copy to:

                          NYLCare Health Plans, Inc.
                          One Liberty Plaza, 8th Floor
                          New York, New York  10006
                          Fax: (212) 437-4102
                          Attn: Mark Bertolini

      Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when (i) delivered by hand, if personally delivered, (ii) one Business Day after being timely delivered to a next-day air courier, (iii) five Business Days after being deposited in the mail, postage prepaid, if mailed, (iv) when answered back, if telexed or
(v) when receipt is acknowledged by telephonic confirmation, if telecopied.

      (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Holder. Avanti Corporate Health Systems, Inc. may assign the benefit of this Agreement to any affiliate to which the Restricted Securities are issued pursuant to Section 2.02(b) of the Purchase Agreement. Notwithstanding the foregoing, no transferee shall have any of the rights granted under this Agreement until such transferee shall acknowledge its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations. It shall be a condition to the right of the Company to merge with a successor that the successor by merger acknowledge in writing the applicability of the rights of the Holder under this Agreement to the securities of the successor received by the Holder in such merger.

      (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

      (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, as applied to contracts made and performed within the State of Delaware without regard to principles of conflicts of law.

      (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

      (h) Authority. The Company hereby represents to the Holder that this Agreement has been duly authorized, executed and delivered.

      (i) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonably attorneys' fees in addition to any other available remedy.

      IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

                                      FPA MEDICAL MANAGEMENT, INC.


                                      By: /s/ James A. Lebovitz
                                      Name: James A. Lebovitz
                                      Title: Senior Vice President




      The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.



                                      AVANTI CORPORATE HEALTH SYSTEMS, INC.



                                      By: /s/ David Singley
                                      Name: David Singley
                                      Title: President